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                                                                     Exhibit 15

             EXHIBIT 15 LETTER RE: UNAUDITED FINANCIAL INFORMATION


Board of Directors and Shareholders
Park-Ohio Holdings Corp.

We are aware of the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 pertaining to the Amended and Restated 1992 Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan of Park-Ohio Holdings Corp. for the registration of 500,000 shares and 250,000 shares, respectively, of its common stock of our report dated April 22, 1998 relating to the unaudited condensed consolidated interim financial statements of Park-Ohio Industries, Inc., which is included in its Form 10-Q for the quarter ended March 31, 1998.


Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the post-effective amendment to the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                        /s/ Ernst & Young LLP

Cleveland, Ohio
June 15, 1998